Exhibit 99

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY

Carolyn Tiffany

Chief Operating Officer

(617) 570-4614

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
ANNOUNCES IT HAS AGREED TO SELL 1,000,000 COMMON SHARES TO KIMCO
REALTY CORPORATION

FOR IMMEDIATE RELEASE - Boston, Massachusetts- February 16, 2005-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced today that it agreed to sell in a private offering 1,000,000 of its common shares of beneficial interest to Kimco Realty Corporation for $4,000,000.  The sale is subject to New York Stock Exchange listing approval.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.

Kimco Realty Corporation (NYSE:KIM) is a NYSE-listed real estate investment trust (REIT) headquartered in New Hyde Park, New York.